UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 30, 2016

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado  81505

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

______________________

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 28, 2016, the Board of Directors of Bullfrog Gold Corp. (the “Company”) elected a new Director, Kjeld Thygesen.

There are no arrangements or understandings between Mr. Thygesen and any other person pursuant to which Mr. Thygesen was selected as a Director.

Mr. Thygesen was not appointed to any committee of the Board of Directors at the time of his election.

Mr. Thygesen will receive 300,000 common shares of restricted common stock as a result of his election to the Board of Directors.

Below is a summary of Mr. Thygesen’s extensive experience, particularly in precious metals:

Resource Development Partners Ltd, a regulated investment manager under the Financial Conduct Authority of the UK. 2012 - present.

Musgrave Investments Ltd, a Monaco based family office. Resource Advisor. 2005 - present.

Resource Investment Trust PLC, a closed end, London listed resource investment company. Investment Director.  2002 - 2006.

Ivanhoe Mines Ltd, a Canadian mining company with major interests in Asia.  Independent Director on audit and governance committees. 2001 - 2011.

Lion Resource Management, a specialist manager for investments in mining and natural resources, including the precious metal Midas Fund US, a top performer rated by Lipper Services.  1989 - 2004.

N M Rothschild & Sons Ltd,  Manager - Commodities and Natural Resources Department.  Served on the board of several Canadian resource companies. 1979 - 1989

James Capel & Co, International mining research on precious metal companies. 1972 - 1979

African Selection Trust (Selection Trust London), Mining Research. 1970 - 1972.

University of Natal - South Africa, B. Commerce, 1968. Majors:  Economics and Accountancy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2016	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer

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